As filed with the Securities and Exchange Commission on February 2, 2001
                             Registration Statement

                                                                        No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          GLOBALNET FINANCIAL.COM, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

Delaware                                                   06-1489574
--------------------------------------------------------------------------------
(State of other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

        7284 W. Palmetto Park Road, Suite 210, Boca Raton, Florida 33433
        ----------------------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                   Amended and Restated 1998 Stock Option Plan
                   -------------------------------------------
                            (Full title of the plan)

                                W. Thomas Hodgson
                      President and Chief Executive Officer
                      7284 W. Palmetto Park Road, Suite 210
                            Boca Raton, Florida 33433
                      ------------------------------------
                     (Name and address of agent for service)

                                 (561) 417-8053
                                 --------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                             Leonard H. Bloom, P.A.
                                Broad and Cassel
                          201 South Biscayne Boulevard
                            Miami Center, Suite 3000
                              Miami, Florida 33131
                                 (305) 373-9400

                                              CALCULATION OF REGISTRATION FEE
--------------------------- ------------------------ ------------------------ ----------------------- --------------------
                                                        Proposed maximum         Proposed maximum
  Title of securities to         Amount to be          Offering price per       aggregate offering         Amount of
      be registered             Registered (1)              share(2)                 price(2)          Registration fee
--------------------------- ------------------------ ------------------------ ----------------------- --------------------
      Common Stock,
     $.001 par value           1,000,000 shares             $2.75                   $2,750,000             $688.00
--------------------------- ------------------------ ------------------------ ----------------------- --------------------

(1)Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered as a result of any adjustment from stock splits, stock dividends or similar events.

(2)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended, and based upon the average of the high and low sales price of the Registrant's common stock on January 26, 2001.

Pursuant to Rule 429, this Registration Statement serves as a Post-Effective Amendment to the Registrant's Registration Statement on Form S-8 (File Nos. 333-35528) relating to the Registrant's Amended and Restated 1998 Stock Option Plan.

--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated by reference into this Registration
Statement:

         1. The Registrant's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1999, as filed with the Securities and Exchange Commission (the "Commission"); and

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000; and

         3. The Registrant's Current Reports on Form 8-K, filed with the Commission on August 15, 2000, August 17, 2000, September 27, 2000, October 5, 2000 and January 23, 2001; and

         4. The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A, filed with the Commission on May 12, 1999.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the SEC. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant has authority under Section 607.0850 of the Delaware General Corporation Law to indemnify its directors and officers to the extent provided for in such law. The Registrant's Amended and Restated Articles of Incorporation provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law. The Registrant is also a party to indemnification agreements with each of its directors and officers.

Item 7.  Exemption from Registration Claimed.
         Not applicable.

Item 8.  Exhibits.

         4.1      Amended and Restated 1998 Stock Option Plan (1)
         5.1      Opinion of Broad and Cassel
         23.1 Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)
         23.2     Consent of Richard A. Eisner & Company, LLP
         24.1 Power of Attorney (included in the signature page of this Registration Statement)

         (1) Incorporated by reference to the Registrant's Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders on November 6, 2000 (SEC File No. 000-26043), filed October 6, 2000.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

         b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on this ___ day of February, 2001.


                                       GLOBALNET FINANCIAL.COM, INC.

                                           /s/ W. Thomas Hodgson
                                       -----------------------------------------
                                       By: W. Thomas Hodgson
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Richard Guest and W. Thomas Hodgson, or any one of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Company any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the SEC, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Signatures               Title                                 Date
----------               -----                                 ----

/s/ W. Thomas Hodgson    President, Chief Executive Officer
-----------------------  (Principal Executive Officer)          February 2, 2001
W. Thomas Hodgson


/s/ Stanley Hollander    Chairman of the Board of Directors     February 2, 2001
-----------------------
Stanley Hollander


/s/ Richard Guest        Chief Financial Officer                February 2, 2001
-----------------------  (Principal Financial Officer)
Richard Guest

/s/ Alan Jacobs            Executive Vice President             February 2, 2001
------------------------   and Director
Alan Jacobs


/s/ Theresa Kirchmier      Treasurer                            February 2, 2001
------------------------   (Controller or Principal
Theresa Kirchmier          Accounting Officer)


/s/ Monique MacLaren       Secretary                            February 2, 2001
------------------------
Monique MacLaren


/s/ Kym Anthony            Director                             February 2, 2001
------------------------
Kym Anthony


/s/ Christopher Jennings   Director                             February 2, 2001
------------------------
Christopher Jennings


/s/ Michael Whitaker       Director                             February 2, 2001
------------------------
Michael Whitaker


/s/ Nicholas Backhouse     Director                             February 2, 2001
------------------------
Nicholas Backhouse

                                  EXHIBIT INDEX


Exhibit                    Description
-------                    -----------

5.1                        Opinion of Broad and Cassel

23.1 Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)

23.2                       Consent of Richard A. Eisner & Company, LLP

24.1 Power of Attorney (included in the signature page of this Registration Statement)